EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended February 26, 2010

February 26, 2010	Weekly ROR1	Month-to-Date ROR1	Year-to-Date ROR1
Class A Units	0.9%	0.6%	-7.4%
Class B Units	0.9%	0.6%	-7.5%
Legacy 1 Class Units	1.0%	0.8%	-7.0%
Legacy 2 Class Units	1.0%	0.8%	-7.0%
GAM 1 Class Units	0.7%	0.7%	-7.1%
GAM 2 Class Units	0.7%	0.7%	-7.2%
GAM 3 Class Units	0.6%	0.5%	-7.4%

S&P 500 Total Return Index2	-0.4%	3.1%	-0.6%
Barclays Capital U.S. Long Government Index2	2.3%	0.3%	2.9%
1	Subject to independent verification.
2	Index is unmanaged and is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Sector Commentary
Agriculturals/Softs
Sector/Market	Price Action	Cause
Wheat	Increase	Weak supply forecasts due to poor weather conditions
Corn	Increase	Elevated demand for bio-fuels caused by high gasoline prices
Sugar	Decrease	Diminished demand caused by high sugar prices

Grant Park’s longer-term trading advisors are predominantly long the agriculturals/softs sector.  Grant Park’s shorter-term trading advisors are predominantly short the sector.

Currencies
Sector/Market	Price Action	Cause
U.S. Dollar	Decrease	An improved outlook for the Euro following reports that a bailout plan for Greece may be imminent
Japanese Yen	Increase	Increased risk-aversion in response to ailing European nations
Great British Pound	Decrease	Weaker-than-expected fourth quarter GDP data

Grant Park’s longer-term trading advisors are predominantly short the currency sector.  Grant Park’s shorter-term trading advisors are also predominantly short the sector.

Energy
Sector/Market	Price Action	Cause
Crude Oil	Decrease	Short-term U.S. dollar strength and consumer confidence data
Natural Gas	Decrease	Forecasts of warmer weather in the U.S.

Grant Park’s longer-term trading advisors are predominantly long the energy sector, as are Grant Park’s shorter-term trading advisors.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Equities
Sector/Market	Price Action	Cause
European equity markets	Decrease	Lowered demand for European assets given recent financial turmoil in the region
Asian equity markets	Increase	Optimistic outlook for economic recovery in the region

Grant Park’s longer-term trading advisors are predominantly long the equities sector.  Grant Park’s shorter-term trading advisors are also predominantly long the sector.

Fixed Income
Sector/Market	Price Action	Cause
U.S. Treasuries	Decrease	Weak U.S. consumer confidence data
European Fixed-Income Markets	Increase	Weakness in the European sovereign debt markets caused by Standard & Poor’s comments that it may downgrade Greek debt

Grant Park’s longer-term trading advisors are predominantly long the fixed income sector.  Grant Park’s shorter-term trading advisors are also predominantly long the sector.

Metals
Sector/Market	Price Action	Cause
Silver	Increase	A weak U.S. dollar and safe-haven buying
Copper	Decrease	U.S. Federal Reserve Chairman Ben Bernanke’s comments that the U.S. economy is still in a “nascent” recovery

Grant Park’s longer-term trading advisors are predominantly long the metals sector.  Grant Park’s shorter-term trading advisors are also predominantly long the sector.

Indices Overview 2
Standard and Poor’s 500 Total Return Index (S&P 500 Index) – A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies, rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset) – A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.